Exhibit 99.1

Blue Nile Announces Third Quarter 2014 Financial Results

Third Quarter Net Sales Increased 6.9% to $105.8 million
Third Quarter International Net Sales Increased 25.6% to $21.5 million
Third Quarter Earnings Per Diluted Share Total $0.14
Year-To-Date, the Company Repurchased 1.2 million Shares

SEATTLE, October 30, 2014 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its third quarter ended September 28, 2014.
Net sales increased 6.9% to $105.8 million for the third quarter ended September 28, 2014 compared to $98.9 million for the third quarter ended September 29, 2013. Operating income for the quarter totaled $2.6 million, representing an operating margin of 2.4% of net sales, compared to $2.5 million in operating income and 2.5% operating margin for the third quarter of 2013. Net income totaled $1.7 million, or $0.14 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $4.5 million compared to $4.6 million for the third quarter of 2013. For the trailing twelve month period ended September 28, 2014, net cash provided by operating activities totaled $14.8 million compared to $21.5 million for the trailing twelve month period ended September 29, 2013. For the trailing twelve month period ended September 28, 2014, non-GAAP free cash flow totaled $10.6 million, as compared to $17.0 million for the trailing twelve month period ended September 29, 2013.
"Last quarter, we took steps to ensure that, no matter what, Blue Nile’s superior value is absolutely clear. We continue to challenge the status quo by providing consumers with the best quality, selection, price, and service in this industry,” said Harvey Kanter, Blue Nile Chairman, CEO and President. “We are driving stronger brand communication, enhancing usability, and optimizing price which is helping to re-accelerate growth, achieve greater scale, and strengthen our leadership in loose diamond supply.  Our results give us greater optimism for the holiday season."
Highlights

•	U.S. engagement net sales for the third quarter 2014 increased 5.0% to $60.8 million, compared to $57.9 million for the third quarter of 2013.

•	U.S. non-engagement net sales for the third quarter 2014 decreased 1.7% to $23.5 million, compared to $23.9 million for the third quarter of 2013.

•
International net sales for the third quarter 2014 were $21.5 million, compared to $17.1 million for the third quarter 2013, an increase of 25.6%. Excluding the impact from changes in foreign exchange rates, international net sales increased 25.9%.

•	Gross profit for the third quarter 2014 totaled $18.9 million. As a percent of net sales, gross profit was 17.8% compared to 18.9% for the third quarter of 2013.

•
Selling, general and administrative expenses for the third quarter 2014 were $16.3 million, compared to $16.2 million in the third quarter of 2013. Selling, general and administrative expenses includes stock-based compensation expense of $1.0 million for the third quarter in 2014 and $1.2 million for the third quarter in 2013.

•	Earnings per diluted share included stock-based compensation expense of $0.05 for the third quarter 2014 and $0.06 for the third quarter 2013.

•
Earnings per diluted share for the third quarter of 2014 is $0.14 compared to $0.23 for the third quarter 2013.  Net income in the third quarter 2013 included an income tax benefit of $1.1 million or $0.08 per diluted share resulting from certain discrete tax items.

•	At the end of the third quarter 2014, cash and cash equivalents totaled $32.3 million.

•	During the third quarter 2014, Blue Nile repurchased 57,432 shares of its common stock for $1.6 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of October 30, 2014. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the fourth quarter of 2014 (Quarter Ending January 4, 2015):

•	Net sales are expected to be between $159 million and $174 million.

•	Earnings per diluted share are projected at $0.42 to $0.47.
Expectations for the fiscal year 2014 (Year Ending January 4, 2015):

•	Net sales are expected to be between $475 million and $490 million.

•	Earnings per diluted share are projected at $0.81 to $0.86.

Blue Nile reports fiscal results on a 52/53-week format. The Company's fiscal 2014 reporting period includes 53 weeks, with an additional week falling into the fourth quarter.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 29, 2013. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2014, which we expect to file with the Securities and Exchange Commission on or before November 7, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its third quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	September 28, 2014	September 29, 2013
Net income	$1,650	$2,906
Income tax expense (benefit)	848	(361)
Other loss (income), net	62	(23)
Depreciation and amortization	923	795
Stock-based compensation	1,002	1,254
Non-GAAP adjusted EBITDA	$4,485	$4,571

	Year to date ended	Year to date ended
	September 28, 2014	September 29, 2013
Net income	$4,900	$5,944
Income tax expense	2,499	1,375
Other income, net	(44)	(227)
Depreciation and amortization	2,742	2,363
Stock-based compensation	3,185	3,705
Non-GAAP adjusted EBITDA	$13,282	$13,160

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash (used in) provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	September 28, 2014	September 29, 2013
Net cash (used in) provided by operating activities	$(3,764)	$199
Purchases of fixed assets, including internal-use
software and website development	(1,255)	(1,908)
Non-GAAP free cash flow	$(5,019)	$(1,709)

	Twelve months ended	Twelve months ended
	September 28, 2014	September 29, 2013
Net cash provided by operating activities	$14,793	$21,545
Purchases of fixed assets, including internal-use
software and website development	(4,239)	(4,539)
Non-GAAP free cash flow	$10,554	$17,006

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended September 28, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	25.6%	(0.3)%	25.9%
Quarter ended September 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.9%	(4.7)%	27.6%

Year to date ended September 28, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	10.8%	(2.2)%	13.0%
Year to date ended September 29, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.3%	(2.4)%	24.7%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 28, 2014	December 29, 2013	September 29, 2013

ASSETS
Current assets:
Cash and cash equivalents	$32,324	$115,942	$47,930
Trade accounts receivable	3,032	3,005	2,513
Other accounts receivable	468	521	2,434
Inventories	33,084	34,530	30,934
Deferred income taxes	742	1,038	684
Prepaid income taxes	297	247	1,607
Prepaids and other current assets	1,536	1,318	1,239
Total current assets	71,483	156,601	87,341
Property and equipment, net	10,378	10,188	9,573
Intangible assets, net	108	140	152
Deferred income taxes	3,927	5,470	7,161
Note receivable	2,000	2,000	2,000
Other investments	2,280	2,280	2,280
Other assets	262	246	192
Total assets	$90,438	$176,925	$108,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,312	$122,322	$73,839
Accrued liabilities	6,522	10,751	7,228
Current portion of long-term financing obligation	32	51	61
Current portion of deferred rent	286	279	277
Total current liabilities	79,152	133,403	81,405
Long-term financing obligation, less current portion	497	574	580
Deferred rent, less current portion	2,051	2,229	2,287
Other long-term liabilities	117	114	67
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22	21
Additional paid-in capital	226,812	223,261	210,865
Accumulated other comprehensive loss	(153)	(26)	(56)
Retained earnings	98,658	93,758	88,827
Treasury stock	(316,718)	(276,410)	(275,297)
Total stockholders’ equity	8,621	40,605	24,360
Total liabilities and stockholders’ equity	$90,438	$176,925	$108,699

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net sales	$105,760	$98,925	$316,057	$304,050
Cost of sales	86,910	80,238	257,915	247,620
Gross profit	18,850	18,687	58,142	56,430
Selling, general and administrative expenses	16,290	16,165	50,787	49,338
Operating income	2,560	2,522	7,355	7,092
Other (loss) income, net
Interest income, net	19	20	91	84
Other (loss) income, net	(81)	3	(47)	143
Total other (loss) income, net	(62)	23	44	227
Income before income taxes	2,498	2,545	7,399	7,319
Income tax expense (benefit)	848	(361)	2,499	1,375
Net income	$1,650	$2,906	$4,900	$5,944
Basic net income per share	$0.14	$0.23	$0.40	$0.48
Diluted net income per share	$0.14	$0.23	$0.40	$0.47

Shares used for computation (in thousands):
Basic	11,844	12,431	12,248	12,441
Diluted	11,865	12,687	12,312	12,670

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	September 28, 2014	September 29, 2013
Operating activities:
Net income	$4,900	$5,944
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,742	2,363
Loss on disposal of property and equipment	—	3
Stock-based compensation	3,245	3,765
Deferred income taxes	1,839	867
Tax deficiency from exercise of stock options	(1,798)	(147)
Excess tax benefit from exercise of stock options	(173)	(250)
Changes in assets and liabilities:
Receivables	26	115
Inventories	1,446	2,336
Prepaid federal income taxes	(50)	(1,607)
Prepaid expenses and other assets	(234)	(85)
Accounts payable	(50,071)	(42,146)
Accrued liabilities	(4,229)	(5,211)
Other long term liabilities	3	43
Deferred rent and other	(171)	130
Net cash used in operating activities	(42,525)	(33,880)
Investing activities:
Purchases of property and equipment	(2,820)	(4,109)
Purchases of other investments	—	(280)
Net cash used in investing activities	(2,820)	(4,389)
Financing activities:
Repurchase of common stock	(40,308)	(9,320)
Proceeds from stock option exercises	2,266	8,269
Taxes paid for net share settlement of equity awards	(244)	—
Excess tax benefit from exercise of stock options	173	250
Principal payments under long-term financing obligation	(96)	(45)
Net cash used in financing activities	(38,209)	(846)

Effect of exchange rate changes on cash and cash equivalents	(64)	28

Net decrease in cash and cash equivalents	(83,618)	(39,087)

Cash and cash equivalents, beginning of period	115,942	87,017
Cash and cash equivalents, end of period	$32,324	$47,930

	Year to date ended
	September 28, 2014	September 29, 2013
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,506	$4,965
Non-cash investing and financing activities:
Receivable from stock option exercises	$—	$1,578